Exhibit 4.3

016570| 003590|127C|RESTRICTED||4|057-423

Walter INVESTMENT MANAGEMENT CORP.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678		123456789012345
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK

PAR VALUE $0.01

Certificate Number
ZQ 000000

Walter INVESTMENT MANAGEMENT CORP.

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Shares
600620****
600620**
****600620****
*****600620***
******600620**

WALTER INVESTMENT MANAGEMENT CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP 93317W 10 2

SEE REVERSE FOR CERTAIN INFORMATION

is the owner of ***SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Walter Investment Management Corp. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Charter, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

President

Secretary

WALTER INVESTMENT MANAGEMENT CORP. SEAL JUNE 16, 1997 MARYLAND

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By _______________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	. . . . Custodian . . . . (Cust) (Minor) under Uniform Gifts to Minors Act . . . . (State)
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	. . . . Custodian (until age. . .). . . . . (Cust) (Minor) under Uniform Transfers to Minors Act. . . . . (State)

Additional abbreviations may also be used though not in the above list.

THE BOARD OF DIRECTORS OF WALTER INVESTMENT MANAGEMENT CORP. HAS THE AUTHORITY TO CLASSIFY ANY UNISSUED SHARES OF PREFERRED STOCK AND RECLASSIFY ANY PREVIOUSLY CLASSIFIED BUT UNISSUED SHARES OF COMMON STOCK OR PREFERRED STOCK OF ANY SERIES FROM TIME TO TIME. PRIOR TO THE ISSUANCE OF CLASSIFIED OR RECLASSIFIED SHARES OF ANY CLASS OR SERIES, THE BOARD OF DIRECTORS SHALL, SUBJECT TO WALTER INVESTMENT MANAGEMENT CORP.'S CHARTER AND THE EXPRESS TERMS OF ANY OUTSTANDING CLASS OR SERIES OF STOCK, HAVE THE AUTHORITY TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF ANY SUCH CLASS OR SERIES OF STOCK.

WALTER INVESTMENT MANAGEMENT CORP. WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________________ hereby sell, assign and transfer unto [ ]

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ____ 20 ____________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

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